View Systems, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officer of View Systems, Inc. certifies (the “Company”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(A)

the quarterly report on Form 10-QSB of the Company for the quarter ended March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B)

the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   March 23, 2007

/s/ Gunther Than

Gunther Than

Chief Executive Officer

Principal Financial Officer